Exhibit 23b
                               Consent of Attorney

E-BAIT, Inc.
2279 Segundo Court, Number 4
Pleasanton, California 94588

RE: Form 10-SB of E-BAIT, Inc. filed with the Securities and Exchange Commission on or about February 1, 2001 ("Form 10-SB")

Gentlemen:

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "legal matters".




Cudd & Associates
Denver, Colorado